Exhibit 32.1

CERTIFICATIONS

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Raul Vazquez, Chief Executive Officer of Oportun Financial Corporation (the “Company”), and Jonathan Coblentz, Chief Financial Officer and Chief Administrative Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2021, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 6, 2021

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 6th day of August 2021.

/s/ Raul Vazquez	/s/ Jonathan Coblentz
Raul Vazquez Chief Executive Officer and Director (Principal Executive Officer)	Jonathan Coblentz Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Oportun Financial Corporation. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.